a)

[KPMG LOGO]

KPMG LLP
303 East Wacker Drive
Chicago. IL 60801-5212
Report of Independent Registered Public Accounting Firm

The Board of Directors
The Trust & Securities Services department of Deutsche
Bank National Trust Company and Deutsche Bank Trust
Company Americas:

We have examined management's assertion, included in the
accompanying Appendix I, that the Trust & Securities
Services department of Deutsche Bank National Trust
Company and Deutsche Bank Trust Company Americas
(collectively the "Company") complied with the servicing
criteria set forth in Item 1122(d) of the Securities and
Exchange Commission's Regulation AB for publicly-issued
(i.e., transaction-level reporting required under the
Securities Exchange Act of 1934, as amended) residential
mortgage-backed securities and other asset-backed
securities issued on or after January 1, 2006, for which the
Company provides trustee, securities administration or
paying agent services, excluding any publicly issued
transactions, sponsored or issued by any government
sponsored entity (the Platform), except for servicing criteria
1122(d)(2)(iii), 1122(d)(4)(iv), 1122(d)(4)(v),
1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),
1122(d)(4)(ix), 1122(d)(4)(x), I 122(d)(4)(xi),
1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which the Company has determined are not applicable to the
activities it performs with respect to the Platform, as of and for the twelve months ended December 31,2006.
Management is responsible for the Company's compliance
with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's
compliance based on our examination.

Our examination was conducted in accordance with the
standards of the Public Company Accounting Oversight
Board (United States) and, accordingly, included
examining, on a test basis, evidence about the Company's
compliance with the servicing criteria specified above and
performing such other procedures as we considered
necessary in the circumstances. Our examination included
testing of less than all of the individual asset-backed
transactions and securities that comprise the Platform,
testing of less than all of the servicing activities related to the Platform, and determining whether the Company
processed those selected transactions and performed those
selected activities in compliance with the servicing criteria.
Furthermore, our procedures were limited to the selected
transactions and servicing activities performed by the
Company during the period covered by this report. Our
procedures were not designed to determine whether errors
may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated
or reported by the Company during the period covered by
this report for the selected transactions or any other
transactions. We believe that our examination provides a
reasonable basis for our opinion. Our examination does not
provide a legal determination on the Company's compliance
with the servicing criteria.

As described in management's assertion included in the
accompanying Appendix I, for servicing criteria 1122
(d)(2)(i), 1122 (d)(4)(i) and 1122(d)(4)(ii), the Company has
engaged various vendors to perform the activities required
by these servicing criteria. The Company has determined
that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has
elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC
Division of Corporation Finance Manual of Publicly
Available Telephone Interpretations (`Interpretation
17.06"). As permitted by Interpretation 17.06, the Company
has asserted that it has policies and procedures in place
designed to provide reasonable assurance that the vendors'
activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely
responsible for determining that it meets the SEC
requirements to apply Interpretation 17.06 for the vendors
and related criteria as described in its assertion, and we
performed no procedures with respect to the Company's
eligibility to apply Interpretation 17.06.

In our opinion, management's assertion that the Company
complied with the aforementioned servicing criteria1
including servicing criteria 1122 (d)(2)(i), 1122 (d)(4)(i)
and 1122(d)(4)(ii) for which compliance is determined
based on Interpretation 17.06 as described above, as of and
for the twelve months ended December 31, 2006 is fairly
stated, in all material respects.
/s/ KPMG LLP

Chicago, Illinois
February 28, 200
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative
.
b)

KPMG LOGO KPMG
LLP
303 East Wacker Drive
Chicago,
IL 60601-5212

Report of Independent Registered Public Accounting Firm

To the Advisory Committee of Select Portfolio Servicing, Inc. and Subsidiaries, an indirect subsidiary of Credit Suisse (USA), Inc.:
We have examined management's assertion, included in the accompanying Management Assertion of Compliance, that Select Portfolio Servicing, Inc. and Subsidiaries ("the Company"), an indirect subsidiary of Credit Suisse (USA), Inc., complied with the applicable servicing criteria set forth in
Item 1122(d) of the Securities and exchange Commission's Regulation AB for the primary servicing of publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange
Act of 1934, as amended) residential mortgage-backed securities (the "Platform"), excluding servicing criteria: 1122(d)(1)(iii) 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv),
1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iii) and 1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform, as of and for the twelve months ended December 31, 2006. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the
Company's compliance with the servicing criteria.
As described in the accompanying Management's Assertion of Compliance, for servicing criteria 1
122(d)(2)(vii), 1122(d)(4)(ix), 1122 (d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations
("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria, including servicing criteria 1122(d)(2)(vii), 1122(d)(4)(ix), 1122 (d)(4)(x), 1122(d)
(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii) for which compliance is determined based on
Interpretation 17.06 as described above, as of and for the twelve months ended December 31, 2006, is fairly stated, in all material respects.
/s/ KPMG LLP
Chicago, Illinois
February 27,2007
KPMG LLP.
a
U.S. Iimited liability partnership, Is the U.S. member firm of KPMG International.
a
Swiss cooperative.
c)
[Ernst & Young Logo]
Ernst & Young LLP Phone: (612) 343-1000
220 South Sixth Street, Ste. 1400 www.ey.com
Minneapolis, MN 55402-4509
Report of Independent Registered Public Accounting Firm

We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation AB Servicing Criteria, that U.S. Bank
National Association (the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for
the Corporate Trust Asset Backed Securities platform (the Platform) as of and for the year ended December 31, 2006, except for criteria 1122 (d)(1)(iii), 1122 (d)(4)(i),
1122 (d)(4)(ii), and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria.
Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006, for the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007
A Member Practice of Ernst & Young Global